UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

DRAGON PHARMACEUTICAL INC.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	0-27937 (Commission File Number)	65-0142474 (IRS Employer Identification No.)

650 West Georgia Street, Suite 310 Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 4N9 (Zip Code)

(604) 669-8817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01.                      Other Events.

Dragon Pharmaceutical Inc. announced in a June 28, 2010, press release that its Special Meeting of Shareholders will be held on Tuesday, July 20, 2010 at 10:30 a.m., Pacific Time at the Company’s corporate office located at Suite 310, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N9.  Only shareholders of record of as of May 28, 2010 will be entitled to vote upon the proposed Agreement and Plan of Merger by and among Dragon, Chief Respect Limited, a Hong Kong corporation, Datong Investment Inc., a Florida corporation and subsidiary of Chief Respect Limited, and Mr. Yanlin Han, pursuant to which Datong Investment Inc. will merge with and into Dragon and each holder of Dragon shares of common stock, excluding Mr. Han, will receive $0.82 per share.  Notice of the meeting and accompany proxy statement are being mail to shareholders on June 28, 2010.

The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9-Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.           Exhibit Description

99.1                       Press release dated June 28, 2010 titled “Dragon Pharma Announces Date Of Special Meeting”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON PHARMACEUTICAL INC.,
a Florida Corporation

Dated:  June 28, 2010                                                            /s/ Maggie Deng
Maggie Deng
Chief Operating Officer